SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2007

NEW YORK MORTGAGE TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-32216	47-0934168
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 Avenue of the Americas
New York, New York 10019
(Address and zip code of
principal executive offices)

Registrant’s telephone number, including area code: (212) 634-9400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

The information contained in this Current Report on Form 8-K (including Exhibit 99.1 attached hereto) is being furnished by New York Mortgage Trust, Inc. (the “Company”) pursuant to Item 7.01 of Form 8-K in satisfaction of the public disclosure requirements of Regulation FD and Item 2.02 of Form 8-K, insofar as they disclose certain historical information regarding the Company’s results of operations or financial condition for the three and nine months ended September 30, 2007.

On November 6, 2007, the Company issued a press release announcing its financial results for the three and nine months ended September 30, 2007 (the “Initial Earnings Release”). On November 14, 2007, the Company issued a press release (the “DTA Press Release”) announcing it had completed its evaluation of its net deferred tax asset (“DTA”) and determined that a full valuation allowance of $18.4 million, or $5.05 per share, for the three and nine months ended September 30, 2007 was required. The Company has included consolidated balance sheets and statements of operations in the DTA Press Release that reflect the full valuation allowance for the DTA. These financial statements update and replace the financial statements included in the Initial Earnings Release. A copy of the DTA Press Release is furnished herewith as Exhibit 99.1 to this report on Form 8-K and is incorporated herein by reference.

In accordance with General Instructions B.2 and B.6 of Form 8-K, the information included in this Current Report on Form 8-K (including Exhibit 99.1 hereto), shall not be deemed “filed” for the purposes of Section 18 of the Securities Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by the Company under the Exchange Act or Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 7.01. Regulation FD Disclosure.

The disclosure contained in Item 2.02 is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is being furnished herewith this Current Report on Form 8-K.

99.1	Press Release dated November 14, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEW YORK MORTGAGE TRUST, INC. (Registrant)

Date: November 14, 2007	By: /s/ Steven R. Mumma Steven R. Mumma Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release dated August 14, 2007.